                                                                      EXHIBIT 12

                         NAC RE CORP. AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                                 YEAR ENDED DECEMBER 31,
                                                                  ------------------------------------------------------
                                                                     1996       1995       1994       1993       1992
                                                                  ----------  ---------  ---------  ---------  ---------
Earnings:
Operating income before income taxes............................     $89,036    $78,821    $42,290    $49,497     $3,606
                                                                  ----------  ---------  ---------  ---------  ---------

Add back fixed charges:

Interest expense................................................      21,976     15,381     14,196     13,324      4,538
Amortization of related debt expenses...........................         346        267        258        258         68
Assumed interest component of rent expenses.....................       1,311      1,235      1,099      1,194      1,114
                                                                  ----------  ---------  ---------  ---------  ---------
  Total fixed charges...........................................      23,633     16,883     15,553     14,776      5,720
                                                                  ----------  ---------  ---------  ---------  ---------
Adjusted earnings...............................................    $112,669    $95,704    $57,843    $64,273     $9,326
                                                                  ----------  ---------  ---------  ---------  ---------
                                                                  ----------  ---------  ---------  ---------  ---------

Ratio of earnings to fixed charges..............................    4.8 to 1   5.7 to 1   3.7 to 1   4.3 to 1   1.6 to 1
                                                                  ----------  ---------  ---------  ---------  ---------
                                                                  ----------  ---------  ---------  ---------  ---------